ACKNOWLEDGMENT OF REPLACEMENT SPECIAL SERVICER

April 3, 2026

To the Persons on the Attached Schedule A

Re:
Benchmark 2019-B14 Mortgage Trust, Commercial Mortgage Securities Trust, Series 2019-B14

Ladies and Gentlemen:

Reference is made to (i) the Pooling and Servicing Agreement dated as of November 1, 2019 (the “Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) as Servicer and Special Servicer with respect to The Essex Whole Loan, K-Star Asset Management LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, relating to the Benchmark 2019-B14 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B14, (ii) the Agreement Between Noteholders, dated November 1, 2019 (the “Co-Lender Agreement”), by and between JPMorgan Chase Bank, National Association, as Initial Note A-1-1 Holder, Initial A-1-2 Holder, Initial Note A-1-3 Holder and Initial Note B-1-1 Holder and Goldman Sachs Bank USA, as Initial Note A-1-4 Holder and Initial Note B-1-2 Holder and (iii) the Intercreditor Agreement, dated November 1, 2019 (the “Intercreditor Agreement”), by and between JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the Co-Lender Agreement, as applicable. Pursuant to Section 7.01(d) and Section 7.02 of the Agreement and Section 7 of the Co-Lender Agreement, the AB Whole Loan Controlling Holder for has removed Midland and has appointed KeyBank National Association (“KeyBank”) to serve as successor Special Servicer with respect to The Essex Whole Loan under the Agreement. The foregoing shall only apply to The Essex Whole Loan.

The undersigned hereby agrees with all the other parties to the Agreement that, effective as of the date of this Acknowledgment of Replacement of Special Servicer (the “Acknowledgment”), the undersigned shall serve as Special Servicer and assumes all of the responsibilities, duties and liabilities of the Special Servicer with respect to The Essex Whole Loan under the Agreement, the Co-Lender Agreement and the Intercreditor Agreement. The undersigned hereby acknowledges and agrees that it is and shall be a party to the Agreement and bound thereby to the full extent indicated in the Agreement in the capacity of Special Servicer with respect to The Essex Whole Loan. The undersigned hereby, as of the date of this Acknowledgment,

(a)
represents and warrants that:
i.
it is not a Borrower Party or any Broad Affiliate of a Borrower Party;
ii.
it satisfies all of the eligibility requirements applicable to special servicers contained in the Agreement;

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iii.
it satisfies all of the related qualifications applicable to the Special Servicer contained in the Co-Lender Agreement and the Intercreditor Agreement and has met all applicable requirements under the Co-Lender Agreement and the Intercreditor Agreement;
iv.
is not the Operating Advisor, the Asset Representations Reviewer or an Affiliate of the Operating Advisor or the Asset Representations Reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the Operating Advisor’s recommendation to replace the Special Servicer pursuant to Section 7.01(d) of the Agreement, is not the originally replaced special servicer or its affiliate);
v.
is not obligated to pay the Operating Advisor (x) any fees or otherwise compensate the Operating Advisor in respect of its obligations under the Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the Operating Advisor for the replacement Special Servicer to become the Special Servicer;
vi.
is not entitled to receive any compensation from the Operating Advisor other than compensation that is not material and is unrelated to the Operating Advisor’s recommendation that such party be appointed as the replacement special servicer;
vii.
is not entitled to receive any fee from the Operating Advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders;
viii.
currently has a special servicer rating of at least “CSS3” from Fitch;
ix.
is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination;
x.
is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer; and
(b)
makes the representations and warranties set forth in Section 6.01(b) of the Agreement mutatis mutandis, and all references to “Agreement” in Section 6.01(b) of the Agreement include this Acknowledgment in addition to the Agreement.

The following is notice information for KeyBank as Special Servicer under the Agreement:

KeyBank National Association

11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Attention: Tom Floyd Facsimile: (877) 379-1625 Email: keybank_notices@keybank.com with a copy to: Polsinelli

Benchmark 2019-B14 – Acknowledgment of Special Servicer

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900 West 48th Place, Suite 900 Kansas City, Missouri 64112

Email: keybanknotices@polsinelli.com

[SIGNATURE PAGE TO FOLLOW.]

Benchmark 2019-B14 – Acknowledgment of Special Servicer

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KEYBANK NATIONAL ASSOCIATION

By: /s/ Tom Floyd

Name: Tom Floyd

Title: Senior Vice President

Benchmark 2019-B14 – Acknowledgment of Special Servicer

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Exhibit A

DEPOSITOR:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue
New York, New York 10017
Attention: Kunal K. Singh
Email: US_CMBS_Notice@jpmorgan.com

with a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue
New York, New York 10017
Attention: SPG Legal
Email: US_CMBS_Notice@jpmorgan.com

SPECIAL SERVICER WITH RESPECT TO THE ESSEX WHOLE LOAN:

Midland Loan Services, a Division of PNC Bank, National Association,
10851 Mastin Street, Suite 700
Building 82, Suite 300

Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head,
Fax number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson LLP
1201 Walnut Street
Suite 2900
Kansas City, Missouri 64106-2150
Fax Number: (816) 412-9338
Attention: Kenda K. Tomes
Email: kenda.tomes@stinson.com

MASTER SERVICER:

Midland Loan Services, a Division of PNC Bank, National Association,
10851 Mastin Street, Suite 700
Building 82, Suite 300

Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head,
Fax number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson LLP
1201 Walnut Street
Suite 2900
Kansas City, Missouri 64106-2150
Fax Number: (816) 412-9338
Attention: Kenda K. Tomes
Email: kenda.tomes@stinson.com

TRUSTEE AND CERTIFICATE ADMINISTRATOR:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS)
Benchmark 2019-B14 Mortgage Trust

Telecopy Number: (410) 715-2380
E-Mail: cts.cmbs.bond.admin@wellsfargo.com, and to trustadministrationgroup@wellsfargo.com

SPECIAL SERVICER:

K-Star Asset Management LLC

5949 Sherry Lane, Suite 950

Dallas, Texas 75225

Email: Lindsey.Wright@KKR.com

with a copy to:

Dechert LLP

300 South Tryon Street, Suite 800

Charlotte, North Carolina 28202

Attention: Stewart McQueen

Email: Stewart.McQueen@dechert.com

OPERATING ADVISOR AND ASSET REPRESENTATIONS REVIEWER:

Pentalpha Surveillance LLC

501 John James Audubon Parkway, Suite 401

Amherst, New York 14228

Attention: Benchmark 2019-B14—Transaction Manager

with a copy to:

notices@pentalphasurveillance.com (with Benchmark 2019-B14 in the subject line)

with a copy to:

Benchmark 2019-B14 – Acknowledgment of Special Servicer

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Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 Email: jknight@bassberry.com

MEZZANINE LENDERS:

JPMorgan Chase Bank, National Association

270 Park Avenue
New York, New York 10017

Attention: Thomas Nicholas Cassino

Facsimile No.: (212) 834-6029

with copies to:

JPMorgan Chase Bank, National Association

4 Chase Metrotech Center, 4th Floor

Brooklyn, New York 11245

Attention: Nancy Alto

Facsimile No.: (917) 546-2564

and:

Goldman Sachs Bank USA

2001 Ross Avenue, 30th Floor

Dallas, Texas 75201

Attention: General Counsel (REFG)

with copies to:

Goldman Sachs Bank USA

2001 Ross Avenue, 30th Floor

Dallas, Texas 75201

Attention: Servicing Liaison (REFG)

Email: gs-refgsecuritization@gs.com

and to:

Cadwalader, Wickersham & Taft, LLP

200 Liberty Street

New York, New York 10281

Attention: Melissa C. Hinkle, Esq.

Facsimile No.: (212) 504-6666

Benchmark 2019-B14 – Acknowledgment of Special Servicer

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